Exhibit 16.2

RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
30201 ORCHARD LAKE ROAD, SUITE 150
FARMINGTON HILLS, MICHIGAN 48334
TEL: (248) 330-6226 ● FAX: (248) 479-0578
Internet: www.ronscpa.com
____________________________________________

May 28, 2007

Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC 20549

RE:      Axial Vector Engine Corporation

Ladies and Gentlemen:

We have read the statements made by Axial Vector Engine Corporation in Item 4.01 of the accompanying Form 8-K/A filed with the Securities and Exchange Commission. We agree with the statements contained herein concerning our firm.

Very Truly Yours,

/s/ Ronald N. Silberstein, C.P.A., P.L.L.C.
Ronald N. Silberstein, C.P.A., P.L.L.C.
Farmington Hills, Michigan